UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2008
Diamond Offshore Drilling, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b), (c). On May 28, 2008, the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) named Lawrence R. Dickerson the President and Chief Executive Officer of the Company. Mr. Dickerson was formerly President and Chief Operating Officer of the Company. James S. Tisch, formerly Chairman and Chief Executive Officer, will remain Chairman of the Board of Directors of the Company and will continue to focus primarily on major strategic decisions. In connection with Mr. Dickerson’s being named the Company’s Chief Executive Officer, it is expected that his employment agreement will be modified to reflect his new position and that Mr. Tisch will receive the types and amounts of compensation the Company pays its other non-employee directors. The additional biographical and other information concerning Mr. Dickerson required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Annual Report on Form 10-K filed February 25, 2008 and definitive proxy statement relating to the Company’s 2008 Annual Meeting of Stockholders filed April 2, 2008, and is incorporated herein by reference.
          A copy of the Company’s press release announcing these management changes is included as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

99.1	Press Release dated May 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: June 2, 2008

EXHIBIT INDEX

Exhibit number	Description

99.1	Press Release dated May 29, 2008

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